UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2020

KEARNY FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KRNY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 10, 2020, Kearny Financial Corp. (“Kearny”) completed its previously announced acquisition of MSB Financial Corp. (“MSB”), pursuant to the Agreement and Plan of Merger, dated as of December 18, 2019 (the “Merger Agreement”), by and between Kearny and MSB. Under the terms of the Merger Agreement, MSB merged with and into Kearny (the “Merger”), with Kearny being the surviving corporation of the Merger. Immediately following the Merger, MSB’s wholly-owned subsidiary bank, Millington Bank, a New Jersey-chartered savings bank, merged with and into Kearny Bank, a New Jersey-chartered savings bank and wholly-owned subsidiary of Kearny, with Kearny Bank as the surviving bank.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of MSB common stock, no par value (“MSB Common Stock”), subject to the proration and allocation procedures set forth in the Merger Agreement, was converted into the right to receive either (i) $18.00 in cash (the “Cash Consideration”) or (ii) 1.30 shares of Kearny common stock, par value $.01 per share (together with the Cash Consideration, the “Merger Consideration”).

At the Effective Time, each option to purchase shares of MSB common stock outstanding immediately before the effective time of the Merger, whether or not vested, was canceled and exchanged for a right to receive a cash payment equal to the product of (1) the number of shares of MSB common stock subject to the stock option multiplied by (2) the amount by which $18.00 exceeded the exercise price of such option, less applicable withholding taxes. At the Effective Time, each outstanding share of restricted stock vested and was converted into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of Kearny’s Current Report on Form 8-K filed on December 19, 2019, and is incorporated herein by reference.

Item 8.01	Other Events

On July 13, 2020 the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the Merger, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the Merger; (ii) Kearny and MSB’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the cost savings from the Merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the Merger may be greater than expected; the interest rate environment may further compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the Merger or other matters attributable to Kearny or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 2.1

Agreement and Plan of Merger, dated as of December 18, 2019, by and between Kearny Financial Corp. and MSB Financial Corp. (incorporated by reference to Exhibit 2.1 to Kearny Financial Corp.’s Current Report on Form 8-K filed on December 19, 2019)

Exhibit 99.1	Press Release dated July 13, 2020

Exhibit 104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.

DATE: July 13, 2020	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer